Oasis Midstream Partners to Acquire Additional Interests in Development Companies from Oasis Petroleum

Houston, Texas — November 8, 2018 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced it has entered into a definitive agreement to acquire additional interests in Bobcat DevCo LLC (“Bobcat DevCo”) and Beartooth DevCo LLC (“Beartooth DevCo”) from Oasis Petroleum Inc. (NYSE: OAS) (“Oasis”) for $250 million. The acquisition will increase OMP’s interest in the Bobcat DevCo to 25% from 10% and will increase OMP’s interest in the Beartooth DevCo to 70% from 40%.

"We are pleased to announce Oasis Midstream Partners is increasing its exposure to the Bobcat DevCo and Beartooth DevCo," said Taylor Reid, Chief Executive Officer of OMP. “Oasis is investing capital in one of the premier oil basins in the U.S., and OMP’s highly strategic assets are uniquely positioned to capture Oasis volume growth. The Williston Basin continues to provide attractive investment returns for both upstream and midstream companies, and we are in an enviable position to capitalize on future growth in the core of the play. Our team has done an incredible job increasing contribution from third-party customers across our asset base. Volumes from both Oasis and third parties provide a solid foundation for peer leading growth well beyond 2021. The transaction is extremely attractive for our investors, allows OMP to increase our scale in an accretive manner, and we look forward to capitalizing on future opportunities.”

Accretive Acquisition
The acquisition is expected to be immediately accretive to distributable cash flow per unit of the Partnership, based on a transaction value representing roughly 6.75x 2019 estimated EBITDA of the acquired interests. Distribution coverage is expected to increase 0.10x-0.15x above our guidance provided on November 5, 2018, with the increase solely attributable to the acquisition. The following table provides 2019 estimates including and excluding the impact of today’s announcements.

2019E
($MM)
Net to OMP	Prior Guidance	Updated for Acquisition
Adjusted EBITDA	106 - 112	143 - 149
Maintenance CapEx % of EBITDA	7-10%	7-10%
Distribution ($/unit)	$2.02	$2.02
LP Coverage Ratio	Enter ’19 1.4x, increasing to 1.6x-1.7x	Enter ’19 1.5x, increasing to 1.7x-1.85x

Financing and Liquidity
OMP has agreed to pay Oasis $250 million. The consideration is expected to consist of $125 million in cash from borrowings under the OMP credit facility, with the remainder to come from, depending on market conditions, proceeds from any capital market transactions, and/or the issuance of common units representing limited partner interests in OMP to Oasis.

Total outstanding borrowings under OMP’s credit facility are expected to be $291 million pro-forma for the acquisition as of September 30th, 2018, excluding fees and expenses associated with the acquisition and financing. At the closing of the acquisition, OMP’s revolving credit facility will increase from $250 million to $400 million. Pro-forma for the acquisition and the increase to the credit facility, OMP’s liquidity is expected to be $114 million consisting of approximately $109 million of available credit facility capacity and $5 million of cash on hand. OMP expects net debt at year end 2018 to 2019 estimated EBITDA to remain under 2x.

The acquisition, which has an effective date of July 1, 2018, is expected to close in December 2018, subject to the satisfaction of customary closing conditions. The terms of the transaction were approved by the Board of Directors of the general partner of OMP following a unanimous recommendation for approval from the conflicts committee of the Board of Directors of the general partner of OMP, which consists entirely of independent directors. The conflicts committee was advised by Baird on financial matters and Richards, Layton & Finger, P.A. on legal matters. Oasis was advised by Evercore Group L.L.C. on financial matters and Vinson and Elkins L.L.P. on legal matters.

Bobcat DevCo
Bobcat DevCo’s assets are focused on the Wild Basin operating area and include gas gathering, compression and gas lift, crude oil gathering and produced water gathering and disposal. Bobcat DevCo is a particularly strategic midstream asset, as it has been a key contributor to the early success of connecting third party volumes to the OMP’s gas plants. Oasis and OMP have invested heavily in Bobcat DevCo in 2018, positioning the DevCo for over 50% EBITDA growth in 2019. These investments have been to support both Oasis’ volume growth as well as third party opportunities at extremely attractive build multiples.

Beartooth DevCo
The Beartooth DevCo owns significant water infrastructure assets across most of Oasis Petroleum’s core operating areas. These assets, which gather and dispose of produced water, deliver freshwater for well completions and deliver freshwater for production optimization services, are predominately located in Oasis’s Alger, Cottonwood, Hebron, Indian Hills and Red Bank operating areas. Substantially all of the area around the Beartooth DevCo’s acreage dedication can be serviced by these assets, with minimal additional expansion capital expenditures given the reach of our widely dispersed infrastructure systems currently in place. Beartooth DevCo’s infrastructure can easily service additional wells through low cost connections. Beartooth DevCo’s extensive footprint has allowed OMP to secure agreements with third-parties related to water sourcing and disposal.

Non-GAAP Financial Measures
Limited Partner (“LP”) Coverage is defined as Adjusted EBITDA less maintenance capital expenditures, cash interest expense, and General Partner (“GP”) distributions divided by LP Distributions. Cash Interest, Adjusted EBITDA and Distributable Cash Flow are financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income (loss), operating income (loss), net cash provided by (used in) operating activities or any other measures prepared under GAAP. Reconciliations of these non-GAAP financial measures to their most comparable GAAP measure can be found in the annual report on Form 10-K and quarterly reports on Form 10-Q. Amounts excluded from these non-GAAP measure in future periods could be significant.

The partnership does not provide financial guidance for projected net income or changes in working capital, and, therefore, is unable to provide a reconciliation of its adjusted EBITDA and distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership's capital expenditure levels and other guidance included in this press release, statements regarding the agreement to acquire additional limited liability company interests of Bobcat DevCo and Beartooth DevCo, its anticipated closing and financing for such acquisition and statements regarding the assets being acquired. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, actual future performance of the Partnership, Bobcat DevCo and Beartooth DevCo, the closing of the acquisition of additional limited liability company interests of Bobcat DevCo and Beartooth DevCo, the availability of financing, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of other acquisitions and the Partnership’s ability to integrate such acquisitions into its existing business, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership's customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP
Oasis Midstream is a growth-oriented, fee-based master limited partnership initially formed by Oasis Petroleum (NYSE: OAS) to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum and strategically positioned to capture volumes from other producers. Oasis Midstream's initial assets are located in the Williston Basin area of North Dakota and Montana. For more information, please visit Oasis Midstream’s website at www.oasismidstream.com.

Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations